UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2014 (October 21, 2014)

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta, Ohio	45750-0738
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(740) 373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition

On October 21, 2014, management of Peoples Bancorp Inc. (“Peoples”) conducted a facilitated conference call at approximately 11:00 a.m., Eastern Daylight Time, to discuss results of operations for the quarterly period ended September 30, 2014. A replay of the conference call audio will be available on Peoples’ website, www.peoplesbancorp.com, in the “Investor Relations” section for one year. A copy of the transcript of the conference call is included as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 2.02 and Exhibit 99.1 included with this Current Report on Form 8-K, is being furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 8.01     Other Events

On October 23, 2014, Peoples issued a news release announcing that the Board of Directors declared a quarterly dividend of $0.15 per common share. A copy of the news release is included as Exhibit 99.2 to this Current Report on Form 8-K.

On October 24, 2014, Peoples Bancorp Inc. (“Peoples”) announced that it closed its acquisition of North Akron Savings Bank (“North Akron”) as of the close of business on October 24, 2014. Peoples and North Akron first announced that they had entered into an agreement to merge in April 2014. A copy of the press release announcing the event is being furnished as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

a) - c)
Not applicable
d) Exhibits
See Index to Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	October 24, 2014	By:/s/	EDWARD G. SLOANE
Edward G. Sloane

Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Transcript of conference call conducted by management of Peoples Bancorp Inc. on October 21, 2014 to discuss results of operations for the quarterly period ended September 30, 2014
99.2	News Release issued by Peoples Bancorp Inc. on October 23, 2014.
99.3	News Release issued by Peoples Bancorp Inc. on October 24, 2014